                                                        EXHIBIT 2.3

                                Amendment No. 1
                                       to
                              Amended and Restated
                            Asset Purchase Agreement
                                    between
                               Memry Corporation
                                      and
                              Raychem Corporation


     This AMENDMENT NO. 1 to Amended and Restated Asset Purchase Agreement (this "Amendment"), is made as of this 28th day of June, 1996, by and between Memry Corporation, a Delaware corporation, (the "Buyer"), and Raychem Corporation, a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                                 R E C I T A L
                                 - - - - - - -


     Buyer and Seller have entered into an Amended and Restated Asset Purchase Agreement, dated as of May 10, 1996 (the "Purchase Agreement"). It is the desire of the Parties to amend certain provisions of the Purchase Agreement as set forth herein.

     ACCORDINGLY, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                               A G R E E M E N T
                               - - - - - - - - -

     1. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     2. The definition of "Purchase Price" set forth in Section 1 of the Purchase Agreement is amended by substituting the following therefor:

     "Purchase Price has the meaning set forth in Section 2(e) below."

     3. The patents and patent applications listed under the heading "Patents and Patent Applications" in Section 1 of the Disclosure Schedule to the Purchase Agreement are amended by substituting therefor the schedule attached as Exhibit A hereto.

     4. Section 2(e) of the Purchase Agreement is amended by substituting the following therefor:
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          "(e)  Purchase Price.  The Buyer agrees to pay to the Seller at the
     Closing, the following consideration (the "Purchase Price"):

               (i) The Buyer agrees to pay to the Seller, at the Closing, in cash, by wire transfer or other immediately available funds, an amount equal to $3,650,000, as adjusted pursuant to Section 2(f) below;

               (ii) The Buyer shall issue and deliver to Seller a warrant to purchase up to 1,250,000 shares of the Buyer Common Stock at an exercise price equal to $2.00 per share of Buyer Common Stock, represented by a warrant certificate in substantially the form of Exhibit A-1;

               (iii) The Buyer shall issue and deliver to Seller a warrant to purchase up to 1,130,000 shares of the Buyer Common Stock, at an exercise price equal to $0.01 per share of Buyer Common Stock, represented by a warrant certificate in substantially the form of Exhibit A-2; and

               (iv) The Buyer agrees to pay to the Seller, not later than July 31, 1996, in cash, by wire transfer or other immediately available funds, an amount equal to $350,000 plus interest at the rate of 10% per annum from the date of Closing, such obligation to be further evidenced by a promissory note in form acceptable to the Seller."

     5. Section 7 of the Purchase Agreement is amended by adding a new Section 7(k) thereto:

          "(k) Board Approval of Promissory Note. As soon as practicable after the Closing, but in no event later than July 8, 1996, Buyer shall provide evidence to Seller of approval of its Board of Directors to the authorization, issuance and execution of the promissory note evidencing Buyer's obligation pursuant to Section 2(e)(iv) of the Agreement."

     6. Section 10(h) of the Purchase Agreement is amended by substituting the following therefor:

          "(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California; provided, that the first paragraph (and only the first
                    --------
     paragraph) of Section 7(e) shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or

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     conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Connecticut."


     7.   A new Section 11 is added to the Agreement as follows:

     "11. Grant of Security Interest.

          11.1 Grant of Security Interest.
               --------------------------

          As security for the Buyer's "Obligations" (as defined below) to Seller the Buyer hereby grants to Seller, a security interest in the Collateral (as defined below), and to the extent such Collateral constitutes Acquired Assets or Assigned Assets, such security interest constitutes a purchase money security interest.

          11.2  Collateral.  The collateral covered by this Security Agreement
                ----------
     consists of (i) all personal property of the Buyer (or in which the Buyer has rights), located in the State of California and whether presently existing or after-acquired, including, without limitation to the generality of the foregoing, all equipment, inventory, farm products, consumer goods, accounts, chattel paper, money, instruments, documents, and general intangibles, (ii) all accessions to any of the foregoing, and (iii) all proceeds of any of the foregoing (and all proceeds of proceeds), whether money, accounts, instruments, chattel paper, documents, equipment, inventory, farm products, consumer goods, general intangibles, or deposit accounts (collectively, the "Collateral"), which shall include, but not be limited to, the following:

               (a) Inventory Collateral.  All inventory, raw material, work in
                   --------------------
     process, and materials used or consumed in the Buyer's business, all warehouse receipts, bills of lading and other documents evidencing goods now owned or hereinafter acquired by the Buyer, and all goods covered thereby including accessions, additions, improvements and all products thereof whether in possession of the Buyer, warehousemen, bailees or any other person (collectively, "Inventory Collateral") and all proceeds of Inventory Collateral;

               (b) Accounts Collateral.  All accounts, contract rights, chattel
                   -------------------
     paper, instruments, general intangibles, and rights to payment of every kind now or at any time hereafter arising out of the business of the Buyer (whether arising from sale, lease or other disposition of Inventory Collateral or from performance of contracts for services, manufacture, storage, marketing or otherwise), including all securities, guaranties, warranties, indemnity agreements, maintenance agreements, insurance policies and other agreements pertaining to the same or the property described therein (collectively, "Accounts Collateral") and all proceeds of Accounts Collateral;

               (c) Equipment Collateral.  All equipment now owned or hereafter
                   --------------------
     acquired by the Buyer, and all additions and accessions thereto (collectively "Equipment Collateral") and all the proceeds of Equipment Collateral;

               (d) Fixtures.  All fixtures of the Buyer now owned or hereafter
                   --------
     acquired by the Buyer, and all additions and accessions thereto (collectively, "Fixtures") and all the proceeds of Fixtures; and

               (e) Other Personal Property.  All personal property of the Buyer
                   -----------------------
     not described in Sections 11.2(a), (b), (c), or (d), including without limitation any patent, patent application, trade secret, technology or proprietary rights, whether tangible or intangible, and all additions and accessions thereto (collectively, "Other Personal Property") and all proceeds from any sale, transfer or distribution of Other Personal Property.

          11.3 The Buyer's Obligations Secured Hereby.
               --------------------------------------

          The Buyer's "Obligations" to Seller secured hereby are the following:

               (a) Purchase Price.  Payment of all amounts due under Section
                   --------------
     2(e)(iv), including but not limited to the principal amount and interest evidenced by the promissory note referenced in Section 2(e)(iv) (the "Note").

               (b) Other Sums.  Payment of all other sums becoming due and
                   ----------
     payable to Seller under the Agreement or the Ancillary Agreements.

               (c) Performance.  Performance and discharge of each and every
                   -----------
     obligation of the Buyer under this Section 11.

          11.4  The Buyer's Security Interest Warranties and Representations.
                ------------------------------------------------------------

     The Buyer represents and warrants that:

               (a) Inventory Collateral, Equipment Collateral and Other Personal
                   -------------------------------------------------------------
     Property.  The Buyer, has or will have when it comes into existence, good
     --------
     and marketable title to the Inventory Collateral, Equipment Collateral and Other Personal Property free and clear of all matured liens and adverse claims and any type whatsoever except those of Seller hereunder, provided that with respect to the Acquired

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     Assets, Buyer's representation hereunder is based upon Seller's representation in Section 3(e) with respect to title transferred by Seller and to the absence of liens and claims resulting from Seller's ownership and transfer to Buyer of such Acquired Assets.

          11.5  The Buyer's Covenants.  The Buyer agrees and covenants that:
                ---------------------

               (a) No Superior Security Interests.  The Buyer shall not grant a
                   ------------------------------
     security interest in any of the Collateral which is superior in right of repayment to the Buyer's Obligations to Seller.

               (b) Perfection of Security Interest.  The Buyer shall execute and
                   -------------------------------
     deliver such documents as Seller deems necessary to create, perfect and continue the security interests in the Collateral contemplated hereby.

               (c) Use of Collateral.  The Collateral will not be used for any
                   -----------------
     unlawful purpose or in any way that will void any insurance carried in connection therewith. The Buyer will keep the Collateral free and clear of liens and adverse claims and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise handle and maintain the Collateral in all such ways as are considered good practice by owners of like Collateral.

               (d) Insurance of Collateral.  The Collateral will be insured at
                   -----------------------
     the Buyer's sole cost against all risks commonly insured by owners of like collateral. The Buyer agrees to pay when due all premiums for such insurance and all taxes, license fees and other charges in connection with the Collateral. If Seller shall take possession of the Collateral, Seller may surrender the policies and receive and retain the unearned premiums thereon.

               (e) Indemnification.  The Buyer shall indemnify Seller against
                   ---------------
     all losses, claims, demands and liabilities of every kind caused by the Collateral after Seller takes possession, except for any losses, claims, demands or liabilities arising out of the negligent acts or omissions of Seller.

               (f) Collection of Accounts Collateral.  Until Seller elects to do
                   ---------------------------------
     so, the Buyer shall collect with diligence all of its Accounts Collateral and proceeds of Inventory Collateral, Equipment Collateral, Fixtures, and Other Personal Property and shall hold such Accounts Collateral and proceeds subject to a security interest in Seller to secure its Obligations secured hereby.

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

               (g) Records.  The Buyer shall prepare and keep in accordance with
                   -------
     generally accepted accounting principles consistently applied, complete and accurate records regarding all Accounts Collateral, Inventory Collateral, Equipment Collateral, Fixtures and Other Personal Property, and proceeds thereof, and if and when requested by Seller, shall, from time to time, prepare and deliver a complete and accurate schedule of all the Collateral, in such detail as Seller may reasonably request. The information required to be delivered by the Buyer hereunder shall be kept confidential by the Seller and shall not be used for any purpose other than the protection of the rights of the Seller and the enforcement of the obligations of the Buyer under this Section 11.

               (h) Assignments.  If and when requested by Seller, the Buyer
                   -----------
     shall upon any Event of Default (as defined below) prepare and deliver to Seller assignments in writing of all Accounts Collateral, instruments, documents and other evidence thereof.

               (i) Inspection of the Buyer's Books.  The Buyer shall permit
                   -------------------------------
     Seller and its designees at reasonable times and from time to time to inspect the Buyer's books, records, and properties and to audit and to make copies of extracts from such books and records. The information available to the Seller (and its designees) hereunder shall be kept confidential by the Seller (and its designees) and shall not be used for any purpose other than the protection of the rights of the Seller and the enforcement of the obligations of the Buyer under this Section 11.

               (j) Fees and Costs.  Upon any Event of Default the Buyer shall
                   --------------
     pay all expenses, including attorneys fees, incurred by Seller in the preservation, realization, enforcement or exercise of any of Seller's rights under this Section 11.

          11.6 Events of Default.
               -----------------

          The occurrence of any of the following events shall constitute an "Event of Default" under this Section 11:

               (a) Default in Payment of Purchase Price.  Default by the Buyer
                   ------------------------------------
     in payment of the Purchase Price when due under Section 2(e)(iv), including but not limited to payments of any principal and interest under the Note when due, whether by acceleration or otherwise.

               (b) Bankruptcy.  (i) The Buyer shall be or become insolvent, or
                   ----------
     admit in writing the Buyer's inability to pay its debts as they mature;
     (ii) the Buyer shall apply for, consent to, or acquiesce in the appointment of a trustee or receiver for the Buyer or for a substantial part of the property of the Buyer or, in the absence of such application, consent or acquiescence, a trustee or receiver shall be appointed for the Buyer or for a substantial part of the property of the Buyer and shall not be discharged within a period of 30 days; (iii) any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law or a dissolution or liquidation proceeding shall be instituted with respect to the Buyer, shall be consented to or acquiesced in by the Buyer or shall not be dismissed, or, if contested, stayed within a period of 30 days; or (iv) any judgment, writ of attachment or execution or any similar process shall be issued or levied against a substantial part of the property of the Buyer and shall not be released, stayed, bonded or vacated within a period of 30 days after its issue or levy.

               (c) Default on Other Obligations to Seller.  The Buyer shall
                   --------------------------------------
     default in the payment when due of any other amount payable by the Buyer to Seller under this Agreement or any Ancillary Agreement.

               (d) Default in Obligations to Persons Other than the Seller.  The
                   -------------------------------------------------------
     Buyer shall default in the payment of principal of, or interest on, any obligation other than the Note, unless such obligation is diligently being contested in good faith, beyond any period of grace provided with respect thereto or any extension of the due date granted by the obligee.

          11.7 Remedies on Default.
               -------------------

          Upon the occurrence of an Event of Default, Seller shall have all rights, privileges, powers and remedies provided by law and this Agreement, which rights, privileges, powers and remedies shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of the same or any of them. By way of example and not by way of limitation, Seller may, pursuant to this Section 11, exercise any one or all of the remedies hereinafter set forth:

               (a) Payment Under Note.  The Seller may by notice under this
                   ------------------
     Agreement declare the aggregate unpaid principal balance of the Note, together with all unpaid accrued interest thereon, to be immediately due and payable; and thereupon all such amounts shall be and become immediately due and payable to Seller.

               (b) Possession of Collateral.  The Seller may take possession of
                   ------------------------
     all Collateral covered hereby (which Collateral the Buyer will assemble and make available to Seller) and complete the processing of Inventory Collateral using the employees, facilities, equipment and other property of the Buyer to do so, all at the Buyer's expense and without compensation to the Buyer.

               (c) Use, Operation and Sale of Collateral by Seller.  The Seller
                   -----------------------------------------------
     may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing the Buyer's Obligations with respect thereto. The Buyer and Seller agree that public or private sales, for cash or on credit, to a wholesaler or retailer or user of collateral of the types subject to this Section 11, or at public auction, are all commercially reasonably since differences in the sale prices generally realized in the different kinds of sale are ordinarily offset by the differences in the costs and credit risks of such sales.

          11.8 Payments After an Event of Default.
               ----------------------------------

          All payments received and amounts realized by the Seller pursuant to
     Section 11.7, including all such payments and amounts received after the Seller has declared pursuant to Section 11.7(a), the entire unpaid principal and interest amount of the Note to be due and payable, as well as all payments or amounts then held or thereafter received by the Seller as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed by the Seller in the following order of priority:

               (a) first, to the payment of all costs and expenses, including legal expenses and attorneys fees, incurred or made hereunder by the Seller, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 11.7, and of all taxes, assessments or liens superior to the lien granted under this Section 11, except any taxes, assessments or other superior lien subject to which any said sale under Section 11.7 hereof may have been made;

               (b) second, to the payment to Seller the amount then owing or unpaid on the Note, such application to be made upon presentation of the Note and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid; and

               (c) third, to the payment, of the balance or surplus, if any, to the Buyer, the Buyer's successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

          11.9  Power of Attorney.
                -----------------

          The Buyer hereby appoints Seller the attorney-in-fact of the Buyer to prepare, sign and file or record, for the Buyer in the Buyer's name, any financing statements, applications for registration and like papers and to take any other action deemed by Seller necessary or desirable in order to perfect the security interest of Seller under this Section 11, and, to perform any obligations of the Buyer hereunder, at the Buyer's expense, but without obligation to do so."

     8. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Amendment and to perform its obligations hereunder. All necessary corporate proceedings (including any necessary approval by the board of directors and stockholders of the Buyer) have been taken by the Buyer to duly authorize the execution, delivery, and performance of this Amendment by the Buyer. This Amendment constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     9. Neither the execution and the delivery of this Amendment, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its certificate of incorporation or by-laws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Permit, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Buyer and the Seller to consummate the transactions contemplated by this Amendment.

     10. Seller hereby acknowledges that it has received a copy of a Disclosure Supplement, dated June 27,1996 from Buyer. Seller further acknowledges that it has read such Disclosure Supplement and understands such information as it relates to an investment in the Buyer. The Buyer represents that the amount due to be paid to its lender on July 1, 1996 is $939,229.83.

     11. Except as specifically set forth herein, the terms of the Purchase Agreement and the exhibits and schedules to the Purchase Agreement shall remain unmodified and in full force and effect.

     12. This Amendment shall be governed by and construed according to the laws of the State of California, excluding the choice of laws rules thereof. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


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                                       10
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   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RAYCHEM CORPORATION                 MEMRY CORPORATION



By  /s/ Andrew F. Roake             By /s/ William H. Morton, Jr.
    ------------------------           --------------------------
        Andrew F. Roake                    William H. Morton, Jr.

Title   Vice President              Title  Senior Vice President
      ----------------------              ----------------------

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